PDI CONTACT:                                                                               INVESTOR CONTACTS:
Jeffrey E. Smith                                                                                  Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                                                                      Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 258-8451                                                                                    (212) 838-3777
jesmith@pdi-inc.com                                                                        Bruce Voss (bvoss@lhai.com)
www.pdi-inc.com                                                                               (310) 691-7100

PDI Announces Retirement of CEO

SADDLE RIVER, N.J. (June 20, 2008) – PDI, Inc. (NASDAQ: PDII), a provider of commercialization services to the biopharmaceutical industry, announced the retirement of Michael J. Marquard as Chief Executive Officer and as a member of the Company’s Board of Directors, effective today.  The Company will immediately begin a search for a new CEO.   While the search is underway, John P. Dugan, Chairman of the Board, former CEO and founder of the Company will play a more active role in overseeing operations.  Additionally, Jeffrey E. Smith, PDI’s Executive Vice President, Finance and Chief Financial Officer, has been named interim CEO.  Mr. Smith has more than 30 years of broad-based finance and general management experience including having served as interim President at Alpharma, Inc.  James Farrell, Vice President, Controller, will be assuming Mr. Smith’s CFO duties on an interim basis.

Mr. Dugan stated, “I would like to thank Mike for his dedicated service to PDI.  Working closely with the Board, Mike was instrumental in developing our strategic plan and the launch of many of the plan’s key initiatives.  The Board and the executive management team remain fully committed to the successful execution of this plan.  We wish Mike well in his retirement.”

Mr. Dugan continued, “We are fortunate to have someone with Jeff’s capabilities and experience to assume the role of interim CEO to lead PDI’s day-to-day operations until we have completed our search.  I am confident that Jeff and our seasoned and talented leadership team will continue with their excellent management of PDI.”

A CEO search committee headed by Jan Martens Vecsi, a member of PDI’s Board of Directors, has been formed and will engage the services of a retained search firm.  Ms. Vecsi has considerable experience hiring senior-level executives throughout a successful career including as senior human resources officer at Citibank.

About PDI
PDI provides commercialization services for established and emerging biopharmaceutical companies. The Company is dedicated to maximizing the return on investment for its clients by providing strategic flexibility, sales, marketing and commercialization expertise.

PDI currently operates in two business segments: Sales Services and Marketing Services.  Our Sales Services include Performance Sales Teams™, which are dedicated pharmaceutical sales force teams for specific customers; Select Access™, our targeted sales solution that leverages an existing sales force and infrastructure; and PDI ON DEMAND, a suite of innovative sales services that provide rapid, customized sales force solutions tailored to meet the local, regional and seasonal needs of our customers.  Our Marketing Services include marketing research and consulting services through TVG, and medical communications services through Pharmakon.  In addition, PDI is a high-quality provider of continuing medical education through Vital Issues in Medicine (VIM®).  PDI also provides Product Commercialization, where we utilize our considerable sales and marketing expertise to promote certain pharmaceutical products on behalf of our customers through revenue-sharing arrangements.  PDI's experience extends across multiple therapeutic categories and includes office- and hospital-based initiatives.

For more information, please visit the Company’s website at www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, the termination of or material reduction in the size of any of our customer contracts, the loss of our or our customers' intellectual property rights, our ability or inability to secure new business to offset the recent loss of customer contracts and the terms of any replacement business we secure, changes in our operating expenses, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, the impact of any stock repurchase programs, the adequacy of the reserves PDI has taken, the financial viability of certain companies whose debt and equity securities we hold, the outcome of certain litigation, PDI's ability to implement its current and future business plans, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2007, and quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.